ENSHALE, INC.

Changing the World

MAY 2009

THE OIL SHALE OPPORTUNITY

Oil shale deposits located in the Western United States have the potential, through rapidly progressing extraction technologies, to revolutionize energy economics. Real solutions are maturing that can solve the world's petroleum supply problems. EnShale, with its rich oil shale property acquisitions and proprietary production process, is leading the way in alternative energy development. The ideal timing of this politically necessary and financially attractive opportunity has the support of both the public and private sectors.

WHY ENSHALE WILL SUCCEED

Keys to Enshale's success are technology, resource, capital and management. By perfecting an innovative process that unlocks the estimated 2.1 trillion of barrels of domestic oil from massive accessible oil shale deposits, EnShale is situated to become the catalyst that transforms the world oil market. This oil resource is primarily located in the western states of Utah, Colorado and Wyoming and nearly twice the known worldwide liquid petroleum reserve of 1.3 trillion barrels. EnShale has 4,650 acres of State of Utah School Trust Land leases that have been estimated by an independent certified geologist,using U.S. Geologic Survey Studies, to contain a 667 million barrel oil resource. EnShale has already secured financing for design, construction and operation of a demonstration processing facility through its publicly traded parent company Bullion Monarch Mining (ticker OTC:BULM). EnShale has formed a management team with extensive experience in mining, fuel technology, and business finance.

ENSHALE IS TAKING ACTION

EnShale was formed in 2005 to address an emerging alternative energy opportunity. It has completed the phase one demonstration module of a production facility. For decades oil shale has been successfully mined and processed in Estonia and Brazil. Improvements to oil shale processing technologies are ongoing in Australia and Colorado. EnShale has extensively studied these operations and employed various research, design and engineering companies as well as the U.S. Department of Energy at the Idaho National Laboratory in the development of its proprietary technology. With its innovative patent pending process and hard rock mining expertise, EnShale plans to drastically improve production efficiency while virtually eliminating environmental concerns. This initial plant is believed to have the ability to convert 150 tons of raw shale ore into as much as 120 barrels of oil per day. The first barrel will be produced from this new processing plant on EnShale's own land near Vernal, Utah in the summer of 2009. Product value and process verification are anticipated to be completed by the end of 2009 at which time EnShale will pursue commercial processing opportunities and global sales of its technology. EnShale with its solution to exploit an unconventional and virtually untapped domestic energy source is uniquely positioned to become a world leader in alternative energy.

COMPANY INFORMATION

EnShale, Inc. is a Wyoming Corporation and a subsidiary of Bullion Monarch Mining, Inc. See **www.enshale.com** for additional information.

KEY COMPANY PRIORITIES

- Secure an adequate supply of shale ore through land acquisition
- Test and perfect production processes
- Minimize environmental impact of mining and production operations
- Protect proprietary technology with patents
- Establish a leadership role in the industry through commercial success
- Drive growth through financial and operating partners



Area underlain by oil shale more than 10 ft thick, which yields 25 gal or more oil per ton of shale.
Area where the oil shale is unappraised or of lower grade
Idaho
Utah
Wyoming
Colorado
Green Divide Basin
Green River Basin
Rock Springs
Washakie Basin
Sand Wash Basin
Salt Lake City
Vernal
Uinta Basin
Piceance Basin
Rifle
Battlement Mesa
Grand Mesa

THE NEW MIDDLE EAST

The Middle East and other countries with volatile political agendas control over 80% of the world's petroleum reserves. In contrast over 80% of oil shale deposits are in the United States. Development of oil shale will transfer economic and political power to the United States.



Liquid Petroleum Reserves = 1.3 Trillion Barrels
Rest of the World
Middle East
Venezuela
Russia
Libya
Nigeria
China and others
84.5%
Canada
13.8%
United States
1.7%

SOURCE: U.S. DOE, ENERGY INFORMATION ADMINISTRATION



Oil Shale Deposits = 2.6 Trillion Barrels
United States
2,118 Trillion Barrels
82.4%
Rest of the World
17.6%

SOURCE: US GEOLOGICAL SURVEY

INNOVATION MILESTONES

- Projected production cost of less than $30 US per barrel
- Secure a long-term supply of oil shale through strategic land acquisitions
- Build process on proven technologies re-engineered from a mine, crush and process perspective
- Overcome environmental concerns by minimizing water use, enclosing processing plant for maximum efficiency, diminish surface disturbances, and identify commercial markets for byproducts

Using a Department of Energy computer modeling platform supplied by the Idaho National Laboratory, EnShale has verified the viability of the above goals and its patent pending technology. By the end of 2009 EnShale plans to have verified the expected results of this process through testing results derived from actual product produced from its plant.

MANAGEMENT

Don Morris

R. Don Morris, Chairman, has more than 40 years experience in all phases of natural resource development with broad emphasis in mining and extraction processes. He currently is president and CEO of Bullion Monarch Mining, Inc.

Rex Franson

Rex L. Franson, President and CEO, served for 25-plus years in general management in several industries. He spent 17 years in the automotive industry with American Motors and Chrysler. In 1994, he was elected an officer of Chrysler

Larry Anderson

Larry Anderson has a PHD in Fuels Engineering from the University of Utah in 1963 and as a faculty member of this department has published over 100 research reports related to unconventional fuel products. Dr. Anderson has spent over 40 years consulting, studying, and lecturing private and public entities concerning fuel science and conversion.

Safe Harbor Statement

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995.
Certain statements contained in this report constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained in this report contains "forward-looking statements' which can be identified by the use of forward-looking terminology such as "believe", "expect", "may", "should", "up to", "approximately", "likely", or "anticipates" or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statements was made. Investors should carefully consider the preceding information as well as information contained in the report before making any investment in the shares of the company. Bullion Monarch Mining, Inc. undertakes no obligation to update any forward-looking statements contained in this report.

Mineral or Oil Reserves Information

"Cautionary Note to U.S. Investors – The United States Securities and Exchange Commission limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. We use certain terms on this web site, such as "reserves," "resources," "geologic resources," "proven," "probable," "measured," "indicated," or "inferred," which may not be consistent with the reserve definitions established by the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-KSB. You can review and obtain copies of these filings from the SEC's website.

Adjacent Property Information

"This web site contains information about adjacent properties on which we have no right to explore or mine. We advise U.S. investors that the SEC,s mining guidelines strictly prohibit information of this type in documents filed with the SEC. U.S. investors are cautioned that mineral deposits on adjacent properties are not indicative of mineral deposits on our properties."

(801) 426-8111
www.**enshale**.com